Exhibit 99.2
Independent Accountants’ Report
Advanta Bank Corp., as Servicer
Advanta Business Receivables Corp., as Transferor:
We have examined management’s assertion that Advanta Bank Corp. (the “Servicer”) complied with Article III and Sections 2.09 and 5.08 of the Transfer and Servicing Agreement dated as of August 1, 2000 among Advanta Bank Corp., as Servicer, Advanta Business Receivables Corp., as Transferor, and Wilmington Trust Company, as Owner Trustee, and Section 5.01(e), 8.03, 8.04, 8.05, 8.06, 8.07 and 8.08 of the Master Indenture dated as of August 1, 2000, and the provisions of each Series’ Indenture Supplement referenced in the attached Schedule A, among Wilmington Trust Company, as Owner Trustee and Deutsche Bank Trust Company Americas, as Indenture Trustee, during the year ended December 31, 2005. Advanta Bank Corp.’s management is responsible for Advanta Bank Corp.’s compliance with those requirements. Our responsibility is to express an opinion on management’s assertion about the Servicer’s compliance based on our examination.
Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Servicer’s compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Servicer’s compliance with specified requirements.
In performing this examination, we have assumed the accuracy of the reports prepared by the Servicer’s third party credit card processor and did not extend our assessment to the relevant aspects of the Servicer’s compliance that are the responsibility of the third party credit card processor. Accordingly, our assessment does not extend to those aspects of the Servicer’s compliance that are the responsibility of the third party credit card processor, and we do not express any form of assurance on those compliance aspects.
In our opinion, management’s assertion that the Servicer complied with the aforementioned requirements during the year ended December 31, 2005 is fairly stated, in all material respects.
This report is intended solely for the information and use of the specified addressees, and is not intended to be and should not be used by anyone other than these specified parties.
/s/ KPMG LLP
March 28, 2006

SCHEDULE A
ADVANTA BUSINESS CARD MASTER TRUST
APPLICABLE SERIES INDENTURE SUPPLEMENT PROVISIONS

SERIES		SERIES		SERIES		SERIES		SERIES		SERIES		SERIES				AdvantaSeries (8),
2000-C (1)		2001-A (2)		2002-A (3)		2003-A (4)		2003-B (5)		2003-C (6)		2003-D (7)		AdvantaSeries (8)		continued
3.01	(b)	3.01	(b)	3.01	(b)	3.01	(b)	3.01	(b)	3.01	(b)	3.01	(b)	3.01	(b)	4.16
4.01		4.01		4.01		4.01		4.01		4.01		4.01		4.01		4.17
4.02		4.02		4.02		4.02		4.02		4.02		4.02		4.02		4.18
4.03		4.03		4.03		4.03		4.03		4.03		4.03		4.03		4.19
4.04		4.04		4.04		4.04		4.04		4.04		4.04		4.04		4.20
4.05		4.05		4.05		4.05		4.05		4.05		4.05		4.05		4.22
4.06		4.06		4.06		4.06		4.06		4.06		4.06		4.06		4.23
4.07		4.07		4.07		4.07		4.07		4.07		4.07		4.07		4.24
4.08		4.08		4.08		4.08		4.08		4.08		4.08		4.09		4.25
4.09	(a)	4.09	(a)	4.09	(a)	4.09	(a)	4.09	(a)	4.09	(a)	4.09	(a)	4.11		4.29
4.10	(a)	4.10	(a)	4.10	(a)	4.10	(a)	4.10	(a)	4.10	(a)	4.10	(a)	4.12		4.30
4.11	(a)	4.11	(a)	4.11	(a)	4.11	(a)	4.11	(a)	4.11	(a)	4.11	(a)	4.13		4.32
5.03	(b)	5.03	(b)	5.03	(b)	5.03	(b)	5.03	(b)	5.03	(b)	5.03	(b)	4.14		5.02	(a)
6.01	(c)	6.01	(c)	6.01	(c)	6.01	(c)	6.01	(c)	6.01	(c)	6.01	(c)	4.15		6.01	(c)

(1)	Filed with the Securities and Exchange Commission on Form 8-K on November 21, 2000.

(2)	Filed with the Securities and Exchange Commission on Form 8-K on April 24, 2001.

(3)	Filed with the Securities and Exchange Commission on Form 8-K on July 26, 2002.

(4)	Filed with the Securities and Exchange Commission on Form 8-K on February 27, 2003.

(5)	Filed with the Securities and Exchange Commission on Form 8-K on June 26, 2003.

(6)	Filed with the Securities and Exchange Commission on Form 8-K on August 26, 2003.

(7)	Filed with the Securities and Exchange Commission on Form 8-K on December 10, 2003.

(8)	Filed with the Securities and Exchange Commission on Form 8-K on November 12, 2004.

ASSERTION BY ADVANTA BANK CORP.
          The management of Advanta Bank Corp. (the “Servicer”) is responsible for complying with Article III and Sections 2.09 and 5.08 of the Transfer and Servicing Agreement dated as of August 1, 2000 among Advanta Bank Corp., as Servicer, Advanta Business Receivables Corp., as Transferor, and Wilmington Trust Company, as Owner Trustee, and Sections 5.01(e), 8.03, 8.04, 8.05, 8.06, 8.07 and 8.08 of the Master Indenture, and the provisions of each Series’ Indenture Supplement referenced in the attached Schedule A, among Wilmington Trust Company, as Owner Trustee, and Deutsche Bank Trust Company Americas, as Indenture Trustee (together, the “Agreements”).
          Management has performed an evaluation of the Servicer’s compliance and based on this evaluation management believes that the Servicer has complied with the requirements of the sections of the Agreements referred to above during the year ended December 31, 2005.
          In providing this assertion on compliance, we have assumed the accuracy of the reports prepared by the Servicer’s third party credit card processor and did not extend our assessment to the relevant aspects of the Servicer’s compliance that are the responsibility of the third party credit card processor. Accordingly, our assessment does not extend to those aspects of the Servicer’s compliance that are the responsibility of the third party credit card processor, and we do not express any form of assurance on those compliance aspects.

/s/ David B. Weinstock
David B. Weinstock Acting Chief Financial Officer

/s/ Michael Coco
Michael Coco Vice President and Treasurer

SCHEDULE A
ADVANTA BUSINESS CARD MASTER TRUST
APPLICABLE SERIES INDENTURE SUPPLEMENT PROVISIONS

SERIES	SERIES		SERIES		SERIES		SERIES		SERIES		SERIES				AdvantaSeries (8),
2000-C (1)	2001-A (2)		2002-A (3)		2003-A (4)		2003-B (5)		2003-C (6)		2003-D (7)		AdvantaSeries (8)		continued
3.01(b)	3.01	(b)	3.01	(b)	3.01	(b)	3.01	(b)	3.01	(b)	3.01	(b)	3.01	(b)	4.16
4.01	4.01		4.01		4.01		4.01		4.01		4.01		4.01		4.17
4.02	4.02		4.02		4.02		4.02		4.02		4.02		4.02		4.18
4.03	4.03		4.03		4.03		4.03		4.03		4.03		4.03		4.19
4.04	4.04		4.04		4.04		4.04		4.04		4.04		4.04		4.20
4.05	4.05		4.05		4.05		4.05		4.05		4.05		4.05		4.22
4.06	4.06		4.06		4.06		4.06		4.06		4.06		4.06		4.23
4.07	4.07		4.07		4.07		4.07		4.07		4.07		4.07		4.24
4.08	4.08		4.08		4.08		4.08		4.08		4.08		4.09		4.25
4.09(a)	4.09	(a)	4.09	(a)	4.09	(a)	4.09	(a)	4.09	(a)	4.09	(a)	4.11		4.29
4.10(a)	4.10	(a)	4.10	(a)	4.10	(a)	4.10	(a)	4.10	(a)	4.10	(a)	4.12		4.30
4.11(a)	4.11	(a)	4.11	(a)	4.11	(a)	4.11	(a)	4.11	(a)	4.11	(a)	4.13		4.32
5.03(b)	5.03	(b)	5.03	(b)	5.03	(b)	5.03	(b)	5.03	(b)	5.03	(b)	4.14		5.02	(a)
6.01(c)	6.01	(c)	6.01	(c)	6.01	(c)	6.01	(c)	6.01	(c)	6.01	(c)	4.15		6.01	(c)

(1)	Filed with the Securities and Exchange Commission on Form 8-K on November 21, 2000.

(2)	Filed with the Securities and Exchange Commission on Form 8-K on April 24, 2001.

(3)	Filed with the Securities and Exchange Commission on Form 8-K on July 26, 2002.

(4)	Filed with the Securities and Exchange Commission on Form 8-K on February 27, 2003.

(5)	Filed with the Securities and Exchange Commission on Form 8-K on June 26, 2003.

(6)	Filed with the Securities and Exchange Commission on Form 8-K on August 26, 2003.

(7)	Filed with the Securities and Exchange Commission on Form 8-K on December 10, 2003.

(8)	Filed with the Securities and Exchange Commission on Form 8-K on November 12, 2004.